Exhibit 99.1

[Puglisi & Associates Letterhead]

September 27, 2011

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Re:	Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of XL Group plc and XL Group Ltd. (the “Registration Statement”)

Ladies and Gentlemen:

Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, hereby accepts its appointment as agent for service of process for XL Group plc and XL Group Ltd., in connection with the Registration Statement.

Any process received by us will be forwarded to:

XL Group plc/XL Group Ltd.
Attn: Kirstin R. Gould
XL House
One Bermudiana Road
Hamilton HM08 Bermuda
(441) 292-8515

We acknowledge receiving $200.00 as payment for the first year of this appointment, which is renewable annually.

Our acceptance of this designation and our continued representation is contingent upon our receipt of timely payment of our charges for this service.

Very truly yours,

Puglisi & Associates

/s/ GREG LAVELLE

Greg Lavelle
Managing Director